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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1998 on the consolidated financial statements of Republic Industries, Inc. and subsidiaries included in Republic Industries, Inc.'s Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference in this registration statement of our report dated June 27, 1997 (except with respect to the matter discussed in Note 15, as to which the date is September 29, 1997) on the combined financial statements of Desert Automotive Group, and our report dated November 3, 1997 on the combined financial statements of Anderson Dealership Group and Affiliates, and our report dated December 26, 1997 on the combined financial statements of Abraham Automotive Group, and our report dated January 9, 1998 on the combined financial statements of Champion Automotive Group, and our report dated December 19, 1997 on the combined financial statements of Southern California Automotive Group, included in Republic Industries, Inc.'s Form 8-K dated February 29, 1998, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
   June 10, 1998.